Exhibit 23(j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 36 to Registration Statement No.33-43472 on Form N-1A of our reports dated November 19, 2004, relating to the financial statements of Federated Municipal Ultrashort Fund for the year ended September 30, 2004, and to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 24, 2004